UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2021

FOMO CORP.

(Exact name of Registrant as specified in its Charter)

CALIFORNIA	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 E Erie St, Ste 525 Unit #2250, Chicago, IL 60611

(Address of principal executive offices)

(630) 286-9560

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	FOMC	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

FOMO CORP. is referred to herein as “we”, “us”, or “us”

Item 7.01 Regulation FD Disclosure.

FOMO CORP.’s (“FOMO”) acquisition target SmartGuard-Solutions LLC provided the following business update for its energy business on July 26, 2021:

MADISON, NEW JERSEY, UNITED STATES, July 26, 2021 www.EINPresswire.com - SmartGuard-Solutions LLC (SGS - https://www.smartguard-solutions.com) is pleased to provide the following business update regarding its SmartGuard Energy LLC (SGE) subsidiary which is under a definitive agreement to be acquired by FOMO CORP. (https://www.fomoworldwide.com - US OTC: FOMC).

With the re-opening of business in Puerto Rico from a strict COVID lockdown earlier in July, SGE and its local partners have resumed work on approximately $19MM in near-term energy efficiency and renewable energy projects from a large telecommunications company. Of this amount, approximately $4.4MM is currently in process with an additional $6.1MM expected to begin in the 4th Q, 2021 once permitting and other authorizations occur. The balance of the projects are renewable energy projects expected to begin in the 2nd half of 2022. All these projects are being done under SGE’s as a Service business model which generates immediate revenues as the projects are completed as well as long-term annuitized-type revenues over terms ranging between 10-15 years.

In the US, while the rollout of the awarding of projects from the Covid lockdown has been slower than expected in the 1st half of 2021, SGE currently has 19 projects underway and an active sales funnel of 165 LED lighting projects and 45 energy efficiency and consulting projects, all totalling approximately $24MM. Based on experience over the last several years, SGE expects that a minimum of $9 MM will be converted to realized revenues within 1 year. The sales funnel is growing and is diverse in terms of size and location of customers and is not dependent on any one customer for revenue generation in a particular year. Although SGE has several customers with projects stretching 3-4 years in high margin business, the revenues associated with these out years have not been included in the sales funnel’s revenue projection. Also, SGE has made a strategic decision to broaden its offerings from lighting to other forms of energy efficiency and renewable energy products and has added an energy consulting option for its customers, all of which will have the effect of increasing profit margins.

Bill Butler, SGS’s CEO, stated: “We are very confident in our business outlook which has never looked more robust. With our energy business firmly entrenched in the green energy and renewable energy spaces, we believe we are perfectly positioned to reap the benefits of the coming tsunami of business we see ahead of us. Increasingly, we are finding that the key to winning projects is the ability to provide capital for our customers to implement our solutions and, with the backing and encouragement of our institutional funding partners, we have that ability. Finally, with Puerto Rico now opened for business and with the Government of Puerto Rico poised to exit bankruptcy soon, we have a multiplicity of significant opportunities there and are in a very strong position with our local partners.”

Forward Looking Statements:

Statements in this press release about our future expectations , including, without limitation, the likelihood that SGS will be able to meet minimum sales expectations, be successful and profitable in the market, bring significant value to SGS and its members, and leverage capital markets to execute its growth strategy, constitute “forward-looking statements” with the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time and our actual results could differ materially from expected results. SGS undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events except as required by law. SGS’s business strategy described in this press release is subject to innumerable risks, most significantly, whether SGS is successful in securing adequate financing. No information in this press release should be construed in any form, shape or manner as an indication of SGS’s future revenues, financial condition or stock price.

Hank Geier

SmartGuard-Solutions LLC

+1 201-747-1236

hankgeier@smartguard-solutions.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO CORP.

Date: July 27, 2021	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer